Exhibit 10.1

CONTRACT

THIS CONTRACT is made by and between MILLER TANNER ASSOCIATES, LLC (“MTA”) and NEUROBIOLOGICAL TECHNOLOGIES, INC. (“Client”).

MTA agrees to provide the services described in the Rider A, which will become effective on the date separately executed (Term, attached hereto and made a part hereof for all purposes). Client agrees to pay MTA up to $770,000.00 for its services rendered hereunder in accordance with Rider B (NEUROBIOLOGICAL TECHNOLOGIES, INC. ASP-502 and 503 Investigators’ Meetings). In the event services described in Rider A are not performed due to cancellation by Client, or any other act or omission on the part of the Client, MTA shall, in addition to an amount equal to MTA’s expenses and actual damages caused by such act or omission of Client, assess cancellation fees according to the following scale:

45 + days prior to meeting date: 25% of Meeting Fees (see attached budget)

31-45 days prior to meeting date: 50% of Meeting Fees (see attached budget)

0-30 days prior to meeting date: 100 % of Meeting Fees (see attached budget)

1.	Pursuant to the United States Copyright Law (Title 17 USCA), Client understands and acknowledges that Client is responsible and liable for obtaining music licenses from ASCAP and BMI and for the payment of all fees due under said licenses if copyrighted music, either live or recorded, is to be played or performed during the program. Upon approval by Client, MTA agrees to obtain the appropriate licenses on behalf of Client in the event that music is played during the IM.

2.	MTA conducts these arrangements and renders service only as independent contractor with respect to the individual(s) or organizations(s) providing transportation, accommodations, or other services to the Client and MTA shall not be responsible or liable for any damage, injury, loss, accident, delay, irregularity in connection therewith, nor for any such irregularity or incident resulting from strikes, weather, government relations, or acts of God; nor shall they be responsible for any individual or organization in connection with these arrangements, or resulting from any other causes beyond MTA’s sole control. MTA MAKES NO EXPRESS WARRANTIES OF ANY KIND WITH RESPECT TO ANY GOODS OR SERVICES PROVIDED HEREUNDER, AND HEREBY EXPRESSLY DISCLAIMS ANY IMPLIED WARRANTIES OF MERCHANTIBILITY AND FITNESS FOR A PARTICULAR PURPOSE AND ALL LIABILITY FOR ANY CONSEQUENTIAL OR SPECIAL DAMAGES CLIENT MAY SUFFER. IN NO EVENT SHALL MTAS’ LIABILITY, WHET HER IN TORT, CONTRACT, OR OTHERWISE, EXCEED THE AMOUNT ACTUALLY PAID TO MTA HEREUNDER, EXCEPT FOR THE NEGLIGENT, WILLFUL AND DIRECT ACTS OR OMISSIONS BY MTA’S EMPLOYEES OR OFFICERS, IT BEING EXPRESSLY UNDERSTOOD THAT MTA IN NO MANNER SHALL BE RESPONSIBLE FOR THE ACTS OR OMISSIONS OF THIRD PARTIES. ACCEPTANCE OF ANY MTA PROGRAM AND/OR PLAN SHALL BE DEEMED TO CONSTITUTE ACCEPTANCE OF THE LIMITATION OF LIABILITY SET FORTH IN THIS PARAGRAPH.

3.	This contract may be amended or modified at any time by an instrument in writing executed by Client and MTA.

4.	This Contract constitutes the entire agreement between parties hereto, and there are no agreements, understandings, restrictions, warranties or representations between the parties hereto other than those set forth herein.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

5.	This contract shall be governed by and construed in accordance with the laws of California.

6.	Client acknowledges that Client is executing this Contract on his own behalf and as a duly authorized agent for all persons for whom MTA will provide services hereunder.

EXECUTED by both parties hereto on this 7th day of April, 2006.

By:	/s/ Marnie Miller Tanner	By:	/s/ Paul E. Frieman
	MILLER TANNER ASSOCIATES, LLC		NEUROBIOLOGICAL TECHNOLOGIES, INC.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

RIDER A

TERMS OF AGREEMENT

Upon acceptance of the following terms, Miller Tanner Associates (MTA) will proceed in finalizing arrangements associated with the NEUROBIOLOGICAL TECHNOLOGIES, INC. ASP-0502/0503 Investigators’ Meetings.

HOTEL

1.	Sheraton on the Park – Sydney, AUS (May 5-7, 2006)

Sleeping Rooms/Food and Beverage

NEUROBIOLOGICAL TECHNOLOGIES, INC. currently holds the following room block at the Hotel:

Friday, May 5, 2006	3 – Park King @ $320 AUS
4 – City Harbour King @ $350 AUS
Saturday, May 6, 2006	3 – Park King @ $320 AUS
35 – City Harbour King @ $350 AUS
Sunday, May 7, 2006	3 – Park King @ $320 AUS
35 – City Harbour King @ $350 AUS

These rooms include Goods and Services Tax.

Hotel Rooming List Date: NEUROBIOLOGICAL TECHNOLOGIES, INC. will guarantee the entire payment of the room block after the cut off date of, April 16, 2006.

Deposit Schedule:

Initial Deposit: 50% of estimated accommodation, food and beverage spend in the hotel.

14 Days Prior: Remainder of estimated accommodation, food and beverage spend in the hotel.

Attrition/Cancellation Fees:

60-15 days prior to arrival: Up to 20% of room nights held may be cancelled without penalty.

Room nights cancelled in excess of 20% will be subject to a cancellation fee of 50% of the quoted rate per room night cancelled.

14 days prior to arrival and no shows – guest does not arrive. All room nights cancelled and no shows will be subject to a cancellation fee of 100% of the quoted rate per room night cancelled or no show.

Within 14 days prior to the function if the total number of attendees reduces by more than 20% from the original agreement, the client is liable to pay 50% of the lost function revenue.

Up to 14 days prior to arrival, all function space blocked may be released without penalty.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

2.	Hilton – Berlin, Germany (May 10-12, 2006)

Sleeping Rooms/Food and Beverage

NEUROBIOLOGICAL TECHNOLOGIES, INC. currently holds the following room block at the Hotel:

Wednesday, May 10, 2006	150 – Single/Double @ 179,00 EURO
Thursday, May 11, 2006	150 – Single/Double @ 179,00 EURO

These rooms include Goods and Services Tax and access to the hotels fitness and pool area. Room rate also includes breakfast in the Beletage Restaurant. Two upgrades included in group package.

Hotel Rooming List Date: NEUROBIOLOGICAL TECHNOLOGIES, INC. will guarantee the entire payment of the room block after the cut off date of April 26, 2006.

Meeting Space: Kalkscheune, 10 – 15 minutes walk from the Hilton Hotel. A minimum of 150 guests must be guaranteed.

Deposit Schedule:

Initial Deposit: 50% of estimated accommodation, food and beverage spend in the hotel.

14 Days Prior: Remainder of estimated accommodation, food and beverage spend in the hotel.

Attrition/Cancellation Fees:

60-15 days prior to arrival: Up to 20% of room nights held may be cancelled without penalty.

Room nights cancelled in excess of 20% will be subject to a cancellation fee of 50% of the quoted rate per room night cancelled.

14 days prior to arrival and no shows – guest does not arrive. All room nights cancelled and no shows will be subject to a cancellation fee of 100% of the quoted rate per room night cancelled or no show.

Within 14 days prior to the function if the total number of attendees reduces by more than 20% from the original agreement, the client is liable to pay 50% of the lost function revenue.

Up to 14 days prior to arrival, all function space blocked may be released without penalty.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

3.	The Commodore Hotel – Cape Town, South Africa (May 13-16, 2006)

Sleeping Rooms/Food and Beverage

NEUROBIOLOGICAL TECHNOLOGIES, INC. currently holds the following room block at the Hotel:

Saturday, May 13, 2006	13 – Single/Double @ R 1’068.00
Sunday, May 14, 2006	25 – Single/Double @ R 1’068.00
Monday, May 15, 2006	25 – Single/Double @ R 1’068.00

These rooms include Goods and Services Tax. Room rate also includes breakfast.

Hotel Rooming List Date: NEUROBIOLOGICAL TECHNOLOGIES, INC. will guarantee the entire payment of the room block after the cut off date of April 30, 2006.

Deposit Schedule:

Initial Deposit: 50% of estimated accommodation, food and beverage spend in the hotel.

14 Days Prior: Remainder of estimated accommodation, food and beverage spend in the hotel.

Attrition/Cancellation Fees:

60-15 days prior to arrival: Up to 20% of room nights held may be cancelled without penalty.

Room nights cancelled in excess of 20% will be subject to a cancellation fee of 50% of the quoted rate per room night cancelled.

14 days prior to arrival and no shows – guest does not arrive. All room nights cancelled and no shows will be subject to a cancellation fee of 100% of the quoted rate per room night cancelled or no show.

Within 14 days prior to the function if the total number of attendees reduces by more than 20% from the original agreement, the client is liable to pay 50% of the lost function revenue.

Up to 14 days prior to arrival, all function space blocked may be released without penalty.

GROUND

Ground transportation will arranged by Miller Tanner Associates with billing to the hotel master if possible at each hotel.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

AIR

TravelTime Services will provide Air Transportation per NEUROBIOLOGICAL TECHNOLOGIES, INC.. The Air Travel staff will be advised to secure the lowest fare possible at the time of ticketing, considering the attendee’s schedule and convenience. In the event a “change penalty” applies to the fare, the attendee will be advised as to their liability both verbally and on their ticket

MEETING COLLATERAL

Miller Tanner Associates will provide padfolios, bound mini-protocols and CD/ROMs of meeting presentations at a combined cost of $56.75 per person. This service includes:

•	Contract printer for production of the mini-protocols

•	Order required junior padfolios with NEUROBIOLOGICAL TECHNOLOGIES, INC. logo

•	Oversee production/duplication of CD/ROMs following rehearsal

•	Insert mini-protocols and CD/ROMS into padfolios for presentation to meeting attendees.

Pricing is subject to provision of materials in compliance with established deadlines. Should protocol not be provided timely by client and/or presenters, the production cost could be increased by 20%.

MTA PRODUCTION

Complete Graphic design will be provided by Miller Tanner. This service includes a template development for a PowerPoint presentation and distribution of the template to presenters. Upon receipt of presentations, they are linked together for smooth speaker transition. Each speaker will have a slightly modified template to distinguish the presentations from each other yet maintain a consistent theme.

Further, an on-site AV production director will manage logistics with presenters at rehearsal and will be available to handle any last minute PowerPoint presentation changes. This director will manage all aspects of Presenter Rehearsals, General Session and Break-out meetings.

Miller Tanner will:

•	furnish fully loaded presentation computer

•	coordinate all aspects of other equipment necessary for the production of the various meeting sessions, including room set-up, projectors, screens, microphones (lavaliere, audience and/or lectern), staging, lighting, taping (video or audio), remote mouse and laser pointer

•	provide an on-site computer system with internet access and color printer

•	provide back –up system for presentations

NON-COMPETE CLAUSE

Pharmaceutical Policy: If another pharmaceutical company attempts to book space over the same time period, then the Hotel will notify Miller Tanner Associates immediately. The client cannot and will not share wall space with another pharmaceutical company for meetings or meals.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

INVOICING

(See LOI signed March     , 2006)

ESTIMATED PROGRAM TOTAL:	$770,000.00

Note: A final invoice summary will be forwarded approximately 45 days after the meeting and will capture the remaining balance plus any changes and/or additions to the program.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

ACCEPTANCE

The preceding Terms of Agreement are presented by MILLER TANNER ASSOCIATES for review and processing by NEUROBIOLOGICAL TECHNOLOGIES, INC. this 7th day of April , 2006. Please indicate acceptance by signing below.

Presented by:	Accepted by:

/s/ Marnie Miller Tanner	/s/ Paul E. Frieman
MILLER TANNER ASSOCIATES Marnie Miller Tanner	NEUROBIOLOGICALTECHNOLOGIES, INC.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601

Rider B

Services and Fees

Payments will be made to Consultant MTA in four stages – at the end of each week of the 7th, 14th, 21st and 28th of April in amounts of approximately $160,000 each towards expected pass-through costs. MTA will process the direct payments to the meeting hotels and to the Travel Agency, and to such other vendors involved in the production of the 3 Investigator Meetings. Delayed payments from NTI to MTA may incur a penalty of 0.5% per invoice. To avoid such delays, MTA will provide electronic payment instructions to NTI at least 7 days prior to the due date of the first payment.

Estimations of the expected air and hotel expenses as listed in this LOI will be detailed and adjusted if necessary in the Contract document, that is planned for delivery to NTI from Consultant on or about 31 March 06. The estimated expenses per meeting are as follows:

For May 6-8, 2006 Australia (50 attendees at $3,500 per attendee) approximately $175,000.00

(Consultation, 2 Day Investigators’ Meeting (dinner evening of May 6th) and All Pass Thru Costs to include air and hotel)

For May 10-12, 2006 Germany (195 attendees at $2,500 per attendee) approximately $512,500.00

(Consultation, 2 Day Investigators’ Meeting (dinner evening of May 10th) and All Pass Thru Costs to include air and hotel)

For May 14-16, 2006 South Africa (25 attendees at $3,350 per attendee) approximately $83,750.00

(Consultation, 2 Day Investigators’ Meeting (dinner evening of May 14th) and All Pass Thru Costs to include air and hotel)

The total amount payable for the meetings under this Intent shall not exceed $770,000.00, without prior written authorization from NTI.

Consultant will promptly provide invoices detailing the expenses incurred for each meeting with supporting receipts to the assigned NTI contact, promptly.

Consultant will provide the Services in the highest professional manner and in accordance with NTI policies, SOPs and applicable federal and local regulations. Client reserves the right of final refusal, and due to the singular importance of each of the events, missed timelines may incur a penalty of 0.5% per invoice.

Consultant will use Consultant’s best efforts to complete the Services in a timely manner.

Miller Tanner Associates

224 W. Gay Street • Lebanon, Tennessee 37087

Phone: 615.466.2600 • Fax: 615.466.2601